                                                                   EXHIBIT 10(u)

                           Capital Cities/ABC, Inc.
                           Savings & Investment Plan
                           -------------------------

     RESOLVED, that the Capital Cities/ABC, Inc. Savings & Investment Plan be amended as follows, effective January 1, 1989:

     1.   Section 1.1(aa)(1) is amended to read as follows:

          "compensation" means compensation within the meaning of Treasury Regulation Section 1.415-2(d)(2) and (3), plus all elective or salary-reduction contributions to a cafeteria plan or deferred arrangement;

     2. Section 6.07(c)(1) is amended by deleting "(determined in accordance with Section 401(k)(8)(B) of the Code)" and replacing it with "(determined in accordance with paragraph (3), below)."

     3. Section 6.07(c)(1) is amended by adding the following at the end thereof:

          The gains or losses on excess contributions shall be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Member's Pre-Tax Contribution Account by a fraction, the numerator of which is the amount of the excess contributions and the denominator of which is the value of the Member's Pre-Tax Contribution Account as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Member's Pre-Tax Contribution Account for the Plan Year.

     4. Section 6.07(c) is amended by adding the following immediately after paragraph (2) thereof:

            (3) The amount of the excess contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which his Pre-Tax Contributions must be reduced in order for his actual deferral ratio to equal the highest permitted deferral ratio under the plan. To calculate the highest permitted deferral ratio under the Plan, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio is reduced by the amount required to cause his actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio. If a lesser reduction would enable the Plan to satisfy the actual deferral percentage test, only the lesser reduction may be made. This process shall be repeated until the Plan satisfies the actual deferral percentage test. The highest actual deferral ratio remaining under the Plan after the foregoing leveling process has been completed shall be the highest permitted actual deferral ratio. This paragraph (3) shall be interpreted and applied in accordance with Treasury Regulation Section 1.401(k)-1(f)(2).

     5. Section 6.07(e)(1) is amended by deleting "(determined in accordance with Section 401(m)(6)(B))" and replacing it with "(determined in accordance with paragraph (3), below)."

     6. Section 6.07(e)(1) is amended by adding the following at the end thereof:

          The gains or losses on excess aggregate contributions shall be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Member's After-Tax Contribution and Company Matching Accounts by a fraction, the numerator of which is the amount of the excess aggregate contributions and the denominator of which is the value of the Member's After-Tax Contribution and Company Matching Accounts as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Member's After-Tax Contribution and Matching Contribution Accounts for the Plan Year.

     7. Section 6.07(e) is amended by adding the following immediately after paragraph (2) thereof:

              (3) The amount of the excess aggregate contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which his After-Tax and Company Matching Contributions must be reduced in order for his actual contribution ratio to equal the highest permitted actual contribution ratio under the Plan. To calculate the highest permitted actual contribution ratio under the Plan, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced by the amount required to cause his actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. If a lesser reduction would enable the Plan to satisfy the actual contribution percentage test, only the lesser reduction may be made. This process shall be repeated until the Plan satisfies the actual contribution percentage test. The highest actual contribution ration remaining under the Plan after the foregoing leveling process has been completed shall be the highest permitted actual contribution ratio. This paragraph
                   (3) shall be interpreted and applied in accordance with Treasury Regulation Section 1.401(m)-1(e)(2)(i).

And it is further

          RESOLVED, that the appropriate officers of this Corporation be and are hereby authorized to take all actions necessary or appropriate to implement the preceding resolutions for each of the above plans.

                           UNANIMOUS WRITTEN CONSENT

                                     OF THE

                               BOARD OF DIRECTORS

                                  OF ABC, INC.


          The undersigned, being all of the members of the Board of Directors of

ABC, Inc. (the "Board"), hereby takes the following action on written consent with the same effect as if  such action were taken at a duly held meeting of the

Board:

            WHEREAS, ABC, Inc. (the "Corporation") maintains the ABC, Inc. Savings and Investment Plan (the "Plan"); and

            WHEREAS, Article XV of the Plan authorizes the Board to amend the Plan.

            NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective December 1, 1996:

          1. Section 8.01(a) of the Plan is amended by deleting the last two sentences thereof in their entirety and substituting the following therefor:

          With respect to the shares of Common Stock reflecting a Member's proportional interest in The Walt Disney Company Common Stock Fund for which it has received no directions from the Member, the Trustee shall vote such shares in the same proportion (for, against and abstention) on each issue as it votes those shares reflecting Members' proportional interests in The Walt Disney Common Stock Fund for which the Trustee received voting directions from Members. Notwithstanding the above, with respect to such shares for which the Trustee has received no voting directions, in the event of a tender offer, the Trustee shall vote such shares in accordance with voting directions received from the Corporation.

          2. Section 8.01(b) of the Plan is amended in its entirety to read as follows:

          The Trustee shall vote that number of shares of Common Stock that are not reflected in the Members' proportional interests in The Walt Disney Company Common Stock Fund in the same ratio (for, against and abstention) on each issue as it votes those shares reflecting Members' proportional voting interests in The Walt Disney Company Common Stock Fund for which it receives voting directions from Members. Notwithstanding the above, in the event of a tender offer, the Trustee shall vote such unallocated shares in accordance with voting directions received from the Corporation.

          FURTHER RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized to take all action necessary or appropriate to effectuate the intent of the foregoing resolutions, including but not limited to, adopting amendments to the Trust Agreement between Fidelity Management Trust Company and ABC, Inc. consistent with the foregoing resolution.

                            Capital Cities/ABC, Inc.
                           Savings & Investment Plan
                           -------------------------

          RESOLVED, that the Capital Cities/ABC, Inc. Savings & Investment Plan be amended as follows, effective immediately following the date on which the merger of Capital Cities/ABC, Inc. with DCB Merger Corp. becomes effective (and this Resolution shall not become effective unless and until such merger becomes effective); provided that paragraph 6, below, and paragraph 10 of Schedule XXII, below, shall become effective on January 18, 1996:

1. All references in the Plan (as amended by the preceding paragraphs) to the "Capital Cities/ABC, Inc. Common Stock Fund" shall be changed to "The Walt Disney Company Common Stock Fund."

2.   Section 1.01(a) is amended to read in its entirety as follows:

     (a) "Account" - a Member's After-Tax Contribution Account, Pre-Tax
          -------
          Contribution Account, Company Matching Account, and, if applicable, old Company Matching Account, maintained in accordance with Section 7.07.

3.   Section 1.01(k) is amended to read in its entirety as follows:

     (k)  "Common Stock" - the common stock of Disney.
           ------------

4.   Section 1.01(m) is amended to read in its entirety as follows:

     (m)  "Company Matching Account" - the bookkeeping account, maintained in
           ------------------------
          accordance with Section 7.07, that reflects the current value of the Company Matching Contributions made with respect to the Member on or after the Merger Date.

5.   The following Section 1.01(s-1) is added to the Plan immediately after
     Section 1.01(s):

     (s-1) "Disney" - The Walt Disney Company, a Delaware corporation.
            ------

6. The following Sections 1.01(kk-1) and 1.01(kk-2) are added to the Plan immediately after Section 1.01(kk):

     (kk-1)  "Merger" - the merger of the Corporation with DCB Merger Corp.,
              ------
     a Delaware corporation.

     (kk-2)  "Merger Date" - the effective date of the Merger.
              -----------

7.   The following Section 1.01(mm-1) is added to the Plan immediately after
     Section 1.01(mm):

     (mm-1)  "Old Company Matching Account" - the bookkeeping account,
              ----------------------------
     maintained in accordance with Section 7.07, that reflects the current value of the Company Matching Contributions made with respect to the Member before the Merger Date.

8. Section 4.04 is amended by adding the following subsection (f) immediately following subsection (e) thereof:

     (f) For purposes of this Section 4.04, all references to the Member's Company Matching Account shall be deemed to refer both to the Member's Company Matching Account and to the Member's Old Company Matching Account, if any.

9.   The last sentence of Section 5.04(b) is amended to read as follows:

     Company Matching Contributions made on behalf of a Member shall be credited to his Old Company Contribution Account (for Company Matching Contributions made before the Merger Date) or to his Company Matching Account (for Company Matching Contributions made on or after the Merger
     Date) as soon as practicable after the Company Matching Contributions are received by the Trustee.

10. The third and fourth sentences of Section 7.03(a)(1) of the Plan are deleted and replaced by the following:

     The Trustee shall regularly purchase, or cause to be purchased, Common Stock in the open market in accordance with a non-discretionary purchasing program.

11.  Section 7.07(a) is amended to read in its entirety as follows:

     (a) A Pre-Tax Contribution Account, an After-Tax Contribution Account, and a Company Matching Account shall be established for each Member. In addition, an Old Company Matching Account shall be established for each Member or Beneficiary for whom immediately before the Merger Date, there was in effect a Company Matching Account (as that term was defined by the Plan immediately before the Merger Date). The Member's interest in each Investment Fund that is allocable to the Pre-Tax Contributions made on behalf of the Member shall be credited to his Pre-Tax Contribution Account. The Member's interest in each Investment Fund that is allocable to the Member's After-Tax Contributions shall be credited to his After-Tax Contribution Account. The Member's interest in each Investment Fund that is allocable to Company Matching Contributions made before the Merger Date shall be credited to his Old Company Matching Account. The Member's interest in The Walt Disney Company Common Stock Fund that is allocable to Company Matching Contributions with respect to the Member made on or after the Merger Date shall be credited to his Company Matching Account. The Member's interest in each Investment Fund that is allocable to any Rollover Contribution with respect to the Member shall be credited to the Member's Pre-Tax Contribution Account, After-Tax Contribution Account, Old Company Matching Account, and/or Company Matching Account, as determined by the Committee in its discretion.

12.  Section 9.03(b) is amended by adding the following at the end thereof:

     Any amount restored or repaid pursuant to this Section 9.03(b) shall be credited to the Account to with such amount was credited when it was previously forfeited or distributed, as the case may be.

13. Article IX is amended by adding the following Section 9.04 immediately after Section 9.03:

     9.04   Old Company Matching Account.  On and after the Merger Date, all
            ----------------------------
     references in this Article IX to a Member's Company Matching Account shall be deemed to refer both to the Member's Company Matching Account and to the Member's Old Company Matching Account, if any.

14.  Section 11.03(a) is amended to read in its entirety as follows:

     (a) Subject to the restrictions imposed by this Article XI, if a Member satisfies the requirements of subsections (b) and (c), below, the Member may withdraw all or part of the Value of his Pre-Tax Contribution Account (excluding any gains on Pre-Tax Contributions other than gains credited to his Pre-Tax Contribution Account as of December 31, 1988) and his nonforfeitable interest in the Value of his Company Matching Account and his Old Company Matching Account, if any.

15.  Section 11.06(c) is deleted and replaced by the following:

     (c) then, from the Member's Old Company Matching Account (to the extent of the Member's nonforfeitable interest therein) pursuant to Section
          11.03 (to the extent then available), and

     (d) last, from the Member's Company Matching Account (to the extent of the Member's nonforfeitable interest therein) pursuant to Section 11.03 (to the extent then available).

16.  The following Schedule XXII is added to the Plan immediately following
     Schedule XXI:

                                 SCHEDULE XXII

                      MERGER WITH THE WALT DISNEY COMPANY
                      -----------------------------------

1. This Schedule governs the disposition of the Capital Cities/ABC, Inc. Common Stock Fund and the treatment of each Member's Old Company Matching Account and Company Matching Account following the Merger. For purposes of this Schedule, the term "Capital Cities/ABC, Inc. Common Stock Fund" shall have the meaning given to that term by the Plan as in effect immediately before the Merger Date.

2. Each Member with an interest in the Capital Cities/ABC, Inc. Common Stock Fund shall have the right to instruct the Trustee whether such Member wishes to make a Standard Election, a Stock Election, or a Cash Election for each share of Common Stock represented by the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund. The terms and conditions under which a Member may provide such an instruction to the Trustee shall be determined by the Trustee in its discretion. If a Member does not provide such an instruction to the Trustee in accordance with such terms and conditions, the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be governed by the Cash Election. For purposes of this Schedule, the terms "Standard Election," "Stock Election," and "Cash Election" shall have the meanings given to them by the Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 by and between The Walt Disney Company and the Corporation.

3. The Trustee shall make a Standard Election, a Stock Election, and/or a Cash Election with respect to the shares of Common Stock in the Capital Cities/ABC, Inc. Common Stock Fund in accordance with the instructions it has received (or is deemed to have received) from Members in accordance with paragraph 2 of this Schedule.

4. Any cash received by the Trustee as a result of the Merger in respect of the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be transferred to the Fidelity Retirement Money Market Fund described in Section 7.03(a)(2) of the Plan.

5. Any Common Stock received by the Trustee as a result of the Merger in respect of the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be held initially in The Walt Disney Company Common Stock Fund.

6. Any cash and Common Stock received by the Trustee as a result of the Merger in respect of a Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be credited to the Member's Old Company Matching Account to the extent that the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund was credited to the Member's Company Matching Account immediately before the Merger.

7. Any cash and Common Stock received by the Trustee as a result of the Merger in respect of a Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund shall be credited to the Member's After-Tax Contribution Account or Pre-Tax Contribution Account to the extent that the Member's interest in the Capital Cities/ABC, Inc. Common Stock Fund was credited to the Member's After-Tax Contribution Account or Pre-Tax Contribution Account, as the case may be, immediately before the Merger.

8. Changes in the allocation of amounts credits to a Member's Old Company Matching Account (adjusted to reflect subsequent investment experience) among the Investment Funds shall be governed by the provisions of Section
     7.05 of the Plan.

9. Notwithstanding any provision of the Plan to the contrary, Pre-Tax contributions, After Tax Contributions, and Rollover Contributions for the month preceding the month in which the Merger Date occurs, to the extent such contributions otherwise would have been allocated to the Capital Cities/ABC, Inc. Common Stock Fund, and all Company Matching Contributions for the month preceding the month in which the Merger Date occurs, shall be allocated to the Fidelity Retirement Money Market Fund described in Section 7.03(a)(2) of the Plan. Changes in the allocation of such contributions (adjusted to reflect subsequent investment experience) shall be governed by the provisions of Section 7.05 of the Plan.

10. Notwithstanding any provision of the Plan to the contrary, the Committee may suspend, curtail, or postpone certain Plan operations (including, but not limited to, distributions, withdrawals, and loans from the Plan) following approval of the

     Merger by the shareholders of the Company to the extent that the Committee determines that such action is necessary or appropriate to take into account the unavailability of the Plan of complete, accurate, and current information regarding Capital Cities/ABC, Inc. Common Stock Fund and The Walt Disney Company Common Stock Fund during the period following approval of the Merger by the shareholders of the Company.

                       UNANIMOUS WRITTEN CONSENT IN LIEU

                                  OF A MEETING

                           OF THE BOARD OF DIRECTORS

                          OF CAPITAL CITIES/ABC, INC.

          The undersigned, being all of the members of the Board of Directors of Capital Cities/ABC, Inc., hereby take the following action on unanimous written consent, with the same effect as if such action were taken at a duly held meeting of the Board of Directors:

          ...RESOLVED, that Capital Cities/ABC, Inc. Savings & Investment Plan be and hereby is amended, effective January 26, 1996, by adding a new Schedule XXII in the form attached hereto, immediately following Schedule XXI; and be it further


                                 SCHEDULE XXII
                                 -------------

                         SPECIAL PROVISIONS APPLICABLE
                                TO EMPLOYEES OF
                        INTERNATIONAL MEDICAL NEWS GROUP


          Each Member who was employed by the International Medical News Group of Capital Cities Media, Inc. on January 26, 1996, shall be fully vested in his Account as of January 26, 1996.

                                   ABC, INC.

                              CONSENT OF DIRECTORS

                            AS OF DECEMBER 26, 1996


The undersigned, being all of the members of the Board of Directors of ABC, Inc., a New York corporation (the "Corporation"), hereby take the following actions and consents to the adoption of the following resolutions pursuant to the Bylaws of the Corporation:

          ...RESOLVED, that each employee benefit plan of the Corporation (collectively, the "Plans") be, and each of them hereby is, amended by substituting "ABC, Inc." for "Capital Cities/ABC, Inc." wherever the latter term appears in either the title or the text of each Plan; and further